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                      [MCGLADREY & PULLEN, LLP LETTERHEAD]



                          INDEPENDENT AUDITOR'S CONSENT


We consent to the use in this Pre-Effective Amendment No. 1 to the Registration Statement (Form S-6) of Modern Woodmen of America Variable Account of our report on Modern Woodmen of America, dated February 17, 2000 appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.


                                                     /s/ McGladrey & Pullen LLP



Davenport, Iowa
February 06, 2002